INDENTURE

SMF Energy Corporation

and

American National Bank

Dated as of August 8, 2007

$10,647,500

11½% Senior Secured Convertible Promissory Notes due December 31, 2009

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

1.1	Definitions	1

1.2	Other Definitions	3

1.3	Rules of Construction	3

ARTICLE II
THE SECURITIES

2.1	Form and Dating	4

2.2	Agents.	4

2.3	Paying Agent and Trustee to Hold Money in Trust	4

2.4	Holder Lists	5

2.5	Transfer and Exchange	5

2.6	Outstanding Notes	5

2.7	Treasury Notes Disregarded for Certain Purposes	5

2.8	Cancellation	6

ARTICLE III
REDEMPTION AND CONVERSION OF NOTES

3.1	Notice to Trustee of Redemption and Conversion	6

3.2	Selection of Notes to be Redeemed	6

3.3	Notice of Redemption	6

3.4	Deposit of Redemption Price	6

3.5	Notes Redeemed or Converted in Part	7

ARTICLE IV
COVENANTS

4.1	Payment of Notes	7

4.2	SEC Reports	7

4.3	Compliance Certificate	7

4.4	Notice of Certain Events	7

ARTICLE V
SUCCESSORS

5.1	When Company May Merge, etc	8

5.2	Successor Corporation Substituted	8

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ARTICLE VI
DEFAULTS AND REMEDIES

6.1	Acceleration	8

6.2	Notice of Defaults	9

6.3	Other Remedies	9

6.4	Control by Two-Thirds Majority	9

6.5	Limitation on Suits	9

6.6	Rights of Holders To Receive Payment	10

6.7	Priorities	10

6.8	Undertaking for Costs	10

6.9	Proof of Claim	11

6.10	Actions of a Holder	11

ARTICLE VII
OTHER DISTRIBUTIONS

7.1	Priorities	11

ARTICLE VIII
TRUSTEE

8.1	Duties of Trustee	12

8.2	Rights of Trustee	13

8.3	Individual Rights of Trustee; Disqualification	13

8.4	Trustee’s Disclaimer	13

8.5	Compensation and Indemnity	13

8.6	Replacement of Trustee	15

8.7	Successor Trustee by Merger, etc	15

ARTICLE IX
SATISFACTION AND DISCHARGE

9.1	Satisfaction and Discharge of Indenture	16

9.2	Application of Trust Funds	16

9.3	Reinstatement	17

9.4	Repayment to Company	17

ARTICLE X
AMENDMENTS

10.1	Without Consent of Holders	17

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10.2	With Consent of Holders	17

10.3	Compliance with Trust Indenture Act and Section 12.3	18

10.4	Revocation and Effect of Consents and Waivers	18

10.5	Notice of Amendment; Notation on or Exchange of Notes	19

10.6	Trustee Protected	19

ARTICLE XI
SUBORDINATION

11.1	Notes Subordinated to Senior Debt	19

11.2	Notes Subordinated in Any Proceeding	19

11.3	No Payment on Notes in Certain Circumstances	19

11.4	Obligations of Company Unconditional	19

11.5	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice	20

11.6	Satisfaction and Discharge	20

11.7	Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt	20

11.8	No Fiduciary Duty of Trustee or Holders to Holders of Senior Debt	20

11.9	Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification	20

11.10	Exception for Certain Distributions	21

ARTICLE XII
MISCELLANEOUS

12.1	Notices	21

12.2	Communication by Holders with Other Holders	22

12.3	Certificate and Opinion as to Conditions Precedent	22

12.4	Statements Required in Certificate or Opinion	22

12.5	Rules by Trustee	22

12.6	No Recourse Against Others	22

12.7	Variable Provisions	22

12.8	Governing Law	23

12.9	Severability	23

12.10	Effect of Headings, Table of Contents, etc	23

12.11	Counterparts; Facsimile	23

12.12	Successors and Assigns	23

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12.13	No Interpretation of Other Agreements	23

EXHIBIT A  Form of Senior Secured Convertible Promissory Note

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THIS INDENTURE is dated effective as of August 8, 2007, between SMF Energy Corporation, a Delaware corporation (the “Company”), and American National Bank, a Colorado corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Company’s 11½% Senior Secured Convertible Promissory Notes due December 31, 2009, in substantially the form attached as Exhibit A hereto (the “Notes”):

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Definitions.

“Affiliate” means any Person controlling, controlled by, or under common control with the referenced Person. “Control” for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. The terms “controlling” and “controlled” have meanings correlative to the definition of “control.”

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means a day that is not a Legal Holiday.

“Common Stock” means the common stock of Company, par value $.01 per share.

“Collateral” shall have the meaning given to that term in the Security Agreement.

“Company” means SMF Energy Corporation, a Delaware corporation.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person, (a) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (i) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities, (iii) for any letter of credit or performance bond in favor of such Person, or (iv) for the payment of money relating to a capitalized lease obligation; (b) any liability of others of the kind described in the preceding clause (a), which the Person has guaranteed or which is otherwise its legal liability; (c) any obligation of the type described in clauses (a) and (b) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (d) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c).

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Distribution” in any Proceeding means any payment or distribution of assets or securities of Company of any kind or character from any source, whether in cash, securities or other property made by Company, custodian, liquidating trustee or agent or any other person whether pursuant to a plan or otherwise, provided, however, that under no circumstances will the payment or distribution of the Collateral or any proceeds thereof be deemed to be a Distribution.

“Event of Default” shall be as defined in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means a Person in whose name a Note is registered.

“Indenture” means this Indenture as amended from time to time.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Notes” means the 11½% Senior Secured Convertible Promissory Notes due December 31, 2009 held by a Holder, in substantially the form attached as Exhibit A hereto.

“Officer” means the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of Company.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Proceeding” means a liquidation, dissolution, bankruptcy, insolvency, reorganization, receivership, or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors, any marshalling of assets or liabilities, or winding up or dissolution, but does not include any transaction permitted by, and made in compliance with, Article V.

“SEC” means the United States Securities and Exchange Commission.

“Securities Purchase Agreement” means the Securities Purchase Agreement by and between Company and the Purchasers (as defined therein), dated the date hereof.

“Security Agreement” means the Security Agreement of even date herewith between Company and Trustee.

“Senior Debt” means debt of Company whenever incurred, outstanding at any time, which expressly states by its terms that it is senior in right of payment to the Notes, including, but not limited to, the debt evidenced under the Wachovia Agreements; provided, however, that Debt held by Company or any Affiliate of Company is not deemed to be Senior Debt.

“Senior Debt Default Notice” means any notice of a default (other than a Senior Debt Payment Default) that permits the holders of any Senior Debt to declare such Senior Debt due and payable.

“Senior Debt Payment Default” means a default in the payment of any principal of or interest on any Senior Debt.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended from time to time.

“Trustee” means American National Bank, a Colorado corporation.

“U.S. Government Obligations” means securities that are direct, noncallable, nonredeemable obligations of, or noncallable, nonredeemable obligations guaranteed by, the United States for the timely payment of which obligation or guarantee the full faith and credit of the United States is pledged, or funds consisting solely of those securities, including funds managed by Trustee or one of its Affiliates (including funds for which it or its Affiliates receives fees in connection with such management).

“Wachovia” means Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida).

“Wachovia Agreements” means, collectively, the Loan and Security Agreement by and between Company and Wachovia dated September 26, 2002 and the loan documents referenced therein, together with all amendments thereto.

1.2 Other Definitions.

TermDefined in Section

““Notice”11.1
“Paying Agent”2.3
“Registrar”2.3

1.3 Rules of Construction. Unless the context otherwise requires:

(a) a term defined in Section 1.1 or Section 1.2 has the meaning assigned to it in those Sections;

(b) an accounting term not otherwise defined has the meaning assigned to that term in accordance with generally accepted accounting principles in the United States;

(c) the word “or” is not exclusive;

(d) a word in the singular includes the plural, and a word in the plural includes the singular;

(e) provisions apply to successive events and transactions; and

(f) the word “including” means including without limitation.

ARTICLE II
THE SECURITIES

2.1 Form and Dating. The Notes will be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference in, and expressly made a part of, this Indenture. The Notes may have notations, legends, or endorsements required by law, national stock exchange rule, automated quotation system, an agreement to which Company is subject, or usage. Each Note will be dated the date of its issuance.

2.2 Agents.

(a) Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and where Notes may be presented for payment (the “Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange.

(b) Company may appoint more than one Registrar or Paying Agent. Company will notify Trustee of the name and address of any Registrar or Paying Agent not a party to this Indenture. If Company does not appoint another Registrar or Paying Agent, Company will act in that capacity.

2.3 Paying Agent and Trustee to Hold Money in Trust. On or prior to the due date for each payment of the principal and/or interest on any Note, Company will deposit with the Paying Agent, or Company or its Affiliate will segregate and hold in a separate trust fund, a sum sufficient to pay such payment. If Company is not the Paying Agent, then Company will require each Paying Agent, other than Trustee, to agree in writing that such Paying Agent will hold such sums in trust for the benefit of Holders. If Trustee receives any proceeds from the Collateral, which payment is not required by the Security Agreement to be applied to the purchase of replacement Collateral, then Trustee shall hold such amounts in trust until Trustee delivers such amounts to the Paying Agent on or prior to the due date for the next payment of the principal and/or interest on any Note, and such amounts shall be used to fund, in whole or in part, such payment, reducing the amount required to be paid by Company to fund such payment. If Trustee receives any funds representing the proceeds of casualty or similar insurance on the Collateral, Trustee shall, in collaboration with Company, cause such funds to be applied to the purchase of replacement Collateral, or repairs to existing Collateral, as Company shall, in its discretion, elect. If and to the extent that Company elects not to apply any such insurance proceeds to the purchase of replacement Collateral or the repair of existing Collateral, then the Trustee shall hold such amounts in trust until Trustee delivers such amounts to the Paying Agent on or prior to the due date for the next payment of the principal and/or interest on any Note, and such amounts shall be used to fund, in whole or in part, such payment reducing the amount required to be paid by Company to fund such payment. The Paying Agent will notify the Holders and Trustee of any Default by Company in making any deposit required under this Section 2.3. During the continuation of any such Default, Company may require the Paying Agent to transfer all sums held by the Paying Agent to Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.3, the Paying Agent shall have no further liability for such amounts delivered to Trustee. If Company or any Affiliate of Company acts as the Paying Agent, Company or that Affiliate will segregate the sums held in its capacity as the Paying Agent in a separate trust fund.

2.4 Holder Lists. The Registrar will maintain a list of the currently available names and addresses of Holders. Company will furnish to Trustee, in writing at least ten (10) Business Days before each interest payment date and at such other times as Trustee may request, a list in such form and as of such date as Trustee may reasonably require of the names and addresses of Holders.

2.5 Transfer and Exchange.

(a) Each Note will be issued in unregistered form and will be transferable only upon surrender of such Note for registration of transfer and pursuant to the transfer restrictions noted in the Note. When a Note is presented to the Registrar with a request to register a transfer or to exchange it for an equal principal amount of Notes of other denominations in accordance with the provisions of the Note, the Registrar will register the transfer or make the exchange if the requirements for such transactions are met and the Note has not been redeemed or converted to Common Stock. Company may charge a reasonable fee for any registration of transfer or exchange.

(b) All notes issued upon any transfer or exchange in accordance with the terms of this Indenture and the Notes will evidence the same debt and be subject to the same terms and conditions as the Notes surrendered upon such transfer or exchange.

2.6 Outstanding Notes.

(a) The Notes “outstanding” as of any time are all of the Notes that have not been cancelled by Trustee or delivered to Trustee for cancellation pursuant to Section 2.8. A Note does not cease to be outstanding because Company or an Affiliate holds the Note.

(b) A Note considered paid under Section 4.1 ceases to be outstanding and interest on that Note ceases to accrue. A Note that is converted to Common Stock (or that portion of the Note that is converted in the event of a partial conversion) ceases to be outstanding upon Company’s receipt of a notice of conversion.

2.7 Treasury Notes Disregarded for Certain Purposes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, or consent, any Notes owned by Company or an Affiliate will be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether Trustee will be protected in relying on any such direction, waiver, or consent, only Notes which Trustee knows are owned by Company or an Affiliate will be disregarded. Notes owned by Company or Affiliate that have been pledged in good faith will not be disregarded if the pledgee establishes to the satisfaction of Trustee the pledgee’s right to deliver any direction, waiver, or consent with respect to the Notes and that the pledgee is not Company or any other obligor upon the Notes or any Affiliate of Company or of that other obligor.

2.8 Cancellation. Company at any time may deliver Notes that have been paid or converted, in whole or in part, to Common Stock to Trustee for cancellation or for partial cancellation and reissuance. The Paying Agent will forward to Trustee any Notes converted, in whole or in part, to Common Stock, or surrendered to the Paying Agent for payment. The Trustee will cancel all Notes surrendered for registration of transfer, exchange, payment, conversion or cancellation and will dispose of canceled Notes according to Trustee’s standard procedures or as Company otherwise directs. Company will not issue new Notes to replace Notes that (a) Company has paid in full or (b) have been converted entirely to Common Stock or (c) have been delivered to Trustee for cancellation.

ARTICLE III
REDEMPTION AND CONVERSION OF NOTES

3.1 Notice to Trustee of Redemption or Conversion.

(a) If Company elects to redeem a Note pursuant to the terms of the Note, Company will notify Trustee of the redemption in accordance with the terms and conditions set forth in the Note. If a Holder elects to convert any portion of Holder’s Note, then Company will notify Trustee by delivering the Note to be converted to Trustee for cancellation and, in the event of a partial conversion, Company will issue a new Note to Holder representing the balance of the Note after such conversion.

(b) Company shall give the notice of redemption provided for in Section 3.1(a) at least fifteen (15) days (unless both Wachovia and Trustee agree in writing to a shorter period) but not more than sixty (60) days before a redemption date, which notice shall specify the redemption date, the amount of principal due on the Note to be redeemed and the provisions of the Note pursuant to which Company elects to redeem such Securities.

3.2 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, Company may select the Notes to be redeemed in any manner it deems appropriate, which may or may not be pro rata, as Company determines in its sole discretion. Company will make such selection from all outstanding Notes that have not been previously called for redemption.

3.3 Notice of Redemption. Company will send a notice of redemption to each Holder whose Note is to be redeemed in accordance with the terms and conditions set forth in the Note, which notice will permit Holder to convert the redeemed Note or portion thereof to Common Stock in lieu of such redemption in accordance with the terms of the Note permitting such conversion.

3.4 Deposit of Redemption Price. On or before the redemption date, Company will deposit with the Paying Agent (or, if Company or any Affiliate is the Paying Agent, will segregate and hold in trust) the amounts sufficient to pay the redemption price of the Notes being redeemed together with all accrued interest thereon.

3.5 Notes Redeemed or Converted in Part. Upon surrender of a Note that is redeemed or converted in part, Company will deliver to the Holder, at Company’s expense, a new Note equal in principal amount to the unredeemed portion of the redeemed or unconverted Note.

ARTICLE IV
COVENANTS

4.1 Payment of Notes.

(a) Company will pay the principal of, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal and interest will be considered paid on the date due if the requisite amounts (i) are paid to the Holders prior to or on such due date if the Paying Agent is Company or its Affiliate, or (ii) are deposited with the Paying Agent prior to or on such due date if the Paying Agent is not Company or its Affiliate.

(b) Company will pay interest on overdue principal and unpaid interest in accordance with the terms of, and at the rate prescribed in, the Notes.

4.2 SEC Reports. From the date hereof until such time as all Notes have been paid in full, Company will provide Trustee with copies of the annual reports and of the information, documents and other reports which Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event Company is no longer a reporting company with the SEC, Company will provide Trustee with copies of the information and financial statements that would be required to be included in Forms 10-K and 10-Q at such times that any such form would be required to be filed with the SEC if Company were a reporting company. Company will also make available copies of any quarterly and annual reports that Company makes available to its stockholders. Delivery of such reports, information, documents, and other reports to Trustee is for informational purposes only and Trustee’s receipt of such reports will not constitute notice or constructive notice of any information contained in such reports or determinable from information contained in such reports, including Company’s compliance with any of covenants contained in this Indenture.

4.3 Compliance Certificate. Company will deliver to Trustee, within one hundred and five (105) days after the end of each fiscal year of Company, a certificate signed by the chief executive officer, chief financial officer or principal accounting officer of Company, as to such officer’s knowledge of Company’s compliance with all conditions and covenants contained in this Indenture and the Note (determined without regard to any period of grace or requirement of notice provided in this Indenture).

4.4 Notice of Certain Events. Company shall give prompt written notice to Trustee, each Holder and any Paying Agent of (a) any Proceeding, (b) any Default or Event of Default, (c) any cure or waiver of any Default or Event of Default, (d) any Senior Debt Payment Default or Senior Debt Default Notice, and (e) the listing of any of the Notes on any national stock exchange.

ARTICLE V
SUCCESSORS

5.1 When Company May Merge, etc.

(a) Without the consent in writing of the Holders of at least a majority of the principal amount of outstanding Notes, Company will not consolidate or merge with or into, or transfer all or substantially all of its assets to, or acquire all or substantially all of the assets of, any Person, unless:

(i) either:

(A) Company will be the resulting or surviving entity; or

(B) that Person (1) is a corporation organized and existing under the laws of the United States, a State of the United States or the District of Columbia and (2) assumes by supplemental indenture all the obligations of Company under the Notes and this Indenture; and

(ii) immediately before and immediately after the transaction no Default exists;

(iii) Richard E. Gathright is the Chief Executive Officer of the surviving entity; and

(iv) prior to the proposed transaction, Company delivers to Trustee an Officer’s Certificate and an Opinion of Counsel, each of which will state that such consolidation, merger, or transfer and the supplemental indenture comply with this Article V and that Company has complied with all conditions precedent in this Indenture and relating to this transaction.

5.2 Successor Corporation Substituted. Upon any consolidation, merger, or any transfer of all or substantially all of the assets of Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into which Company is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, Company under this Indenture and the Notes with the same effect as if that successor had been named as Company in this Indenture and in the Notes. In the event of any such transfer, the predecessor Company shall be released and discharged from all liabilities and obligations in respect of the Notes and the Indenture, and the predecessor Company may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE VI
DEFAULTS AND REMEDIES

6.1 Acceleration. Upon the occurrence and during the continuation of an Event of Default, all outstanding principal and accrued and unpaid interest on the Notes will be immediately due and payable.

6.2 Notice of Defaults. If a continuing Default is known to Trustee, Trustee will mail to the Holders a notice of the Default no later than thirty (30) days after it receives knowledge of such Default. Except in the case of a Default in the payment of any amounts of principal or interest due on any Note, Trustee may withhold the notice if and so long as Trustee in good faith determines that withholding the notice is in the interests of the Holders. Trustee shall mail to Holders any notice it receives from Holder(s) under Section 6.5, and any notice Trustee provides pursuant to Section 6.5.

6.3 Other Remedies.

(a) If an Event of Default occurs and is continuing, Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Agreement.

(b) The Trustee may maintain a proceeding under Section 6.3(a) even if the Trustee does not possess any of the Notes or does not produce any of them in the Proceeding. A delay or omission by Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.4 Control by Two-Thirds Majority. The Holders of sixty six and two thirds percent (66 2/3%) of the principal amount of outstanding Notes may direct the time, method, and place of conducting any Proceeding for any remedy available to Trustee or exercising any trust or power conferred on Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve Trustee in personal liability or expense for which Trustee has not received an indemnity reasonably satisfactory to Trustee.

6.5 Limitation on Suits.

(a) A Holder may pursue a remedy with respect to this Indenture or the Holder’s Note only if:

(i) Trustee has notice of an Event of Default;

(ii) Holders of at least twenty-five percent (25%) in principal amount of the Notes make a written request to Trustee to pursue the remedy;

(iii) Trustee either (A) gives to such Holders notice that Trustee will not comply with such request, or (B) does not comply with such request within fifteen (15) days after receipt of the request from such Holders; and

(iv) Holders of more than sixty-six and 2/3 percent (66 2/3%) of the principal amount of the Notes do not give Trustee written notice inconsistent with the request delivered under Section 6.5(a)(ii) prior to the earlier of (A) the date on which Trustee delivers a notice under Section 6.5(a)(iii)(A) or (B) the expiration of the period described in Section 6.5(a)(iii)(B).

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

6.6 Rights of Holders To Receive Payment.

(a) Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of the Holder.

(b) Nothing in this Indenture limits or defers the right or ability of any Holder to petition for commencement of a case pertaining to Company under applicable Bankruptcy Law except as provided under Article XI, Subordination.

6.7 Priorities.

(a) After an Event of Default, any money or other property distributable in respect of Company’s obligations under this Indenture will be paid in the following order:

(i) first, to Trustee (including any predecessor Trustee) for amounts due under Section 8.5;

(ii) second, to holders of Senior Debt if and to the extent required by Article XI;

(iii) third, to Holders if and to the extent Holders have incurred any reasonable expenses enforcing Holders’ right under Section 6.5, with the reasonableness of such expenses determined by Trustee, in its sole discretion;

(iv) fourth to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

(v) fifth, to Company.

(b) The Trustee may fix a record date and payment date for any payment to Holders.

6.8 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section will not apply to a suit by Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than ten percent (10%) in principal amount of the Notes.

6.9 Proof of Claim. In the event of any Proceeding, Trustee may file a claim for the unpaid balance of the Notes in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing contained in this Indenture will be deemed to authorize Trustee to authorize or consent to, or accept or adopt on behalf of, any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder, or to authorize Trustee to vote in respect of the claim of any Holder in any Proceeding.

6.10 Actions of a Holder. For the purpose of providing any consent, waiver or instruction to Company or Trustee, a “Holder” shall include a Person who provides to Company or Trustee, as the case may be, an affidavit of beneficial ownership of a Note together with a satisfactory indemnity against any loss, liability, or expense to that party, to the extent that such party acts upon such affidavit of beneficial ownership, including any consent, waiver or instructions given by a Person providing such affidavit and indemnity.

ARTICLE VII
OTHER DISTRIBUTIONS

7.1 Priorities.

(a) Upon a full or partial sale of Collateral pursuant to the terms of the Security Agreement in the absence of an Event of Default where the proceeds of such sale are designated by Company for payment of principal of the Notes, Trustee will hold the proceeds thereof in a separate account for the benefit of Holders in kind, and any money or other property distributable in respect of Company’s obligations under this Indenture from such account will be paid in the following order:

(i) first, to Trustee (including any predecessor Trustee) for amounts due under Section 8.5;

(ii) second, to holders of Senior Debt if and to the extent required by Article XI;

(iii) third, to Holders if and to the extent Holders have incurred any reasonable expenses enforcing Holders’ right under Section 6.5, with the reasonableness of such expenses determined by Trustee, in its sole discretion;

(iv) to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

(v) fifth, to Company.

(b) Any money or other property distributable arising out of foreclosure proceedings brought against Company and distributable in respect of Company’s obligations under this Indenture will be paid in the order noted in Section 7.1(a) above.

(c) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article VII.

ARTICLE VIII
TRUSTEE

8.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, Trustee will exercise those rights and powers vested in it by the Indenture, the Notes and the Security Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs, including the exercise of the remedies set forth in this Indenture and the Note.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture, the Notes and the Security Agreement.

(ii) In the absence of bad faith on its part, Trustee may conclusively rely upon certificates or opinions furnished to Trustee and conforming to the requirements of this Indenture, as to the truth of the statements and the correctness of the opinions expressed in those certificates and opinions. However, Trustee will examine the certificates and opinions to determine whether or not the certificates and opinions conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of Section 8.1(b).

(ii) Trustee will not be liable for any error of judgment made in good faith by a Trustee or by any agent, employee or Affiliate of Trustee, unless a court of competent jurisdiction finds that Trustee was negligent in ascertaining the pertinent facts.

(iii) Trustee will not be liable with respect to any action Trustee takes or omits to take in good faith in accordance with a direction received by Trustee pursuant to Section 2.3 or Section 6.4.

(iv) Trustee may refuse to perform any duty or exercise any right or power which would require Trustee to expend its own funds or risk any liability if Trustee reasonably believes that repayment of such funds or adequate indemnity against that risk is not reasonably assured to Trustee.

(d) Every provision of this Indenture that in any way relates to Trustee is subject to Section 8.1(a), (b) and (c).

(e) The Trustee will not be liable for interest on any money received by Trustee, except as Trustee may agree with Company. The Trustee is not required to segregate money in trust from other funds, except to the extent required by this Indenture or as may be otherwise required by law.

8.2 Rights of Trustee.

(a) Except as set forth in Section 8.1(b), the Trustee may rely on any document believed by Trustee to be genuine and to have been signed or presented by the proper Person. The Trustee is not required to investigate any fact or matter stated in the document.

(b) Before Trustee acts or refrains from acting, Trustee may require a certificate from an Officer of Company or an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Trustee may also consult with counsel on any matter relating to this Indenture or the Notes. The Trustee shall not be liable for any action Trustee takes or omits to take in good faith in reliance on the advice of counsel.

(c) The Trustee may act through agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action Trustee takes or omits to take in good faith which Trustee believes to be authorized or within Trustee’s rights or powers.

(e) Trustee will only be charged with knowledge of agents, officers, employees or other Affiliates of Trustee.

8.3 Individual Rights of Trustee; Disqualification. Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Company or an Affiliate with the same rights Trustee would have if it were not Trustee.

8.4 Trustee’s Disclaimer. Trustee will have no responsibility for the validity or adequacy of this Indenture, the Security Agreement or the Notes. The Trustee will not be accountable for Company’s use of the proceeds from the Notes. The Trustee will not be responsible for the accuracy or completeness of any statement of fact in the Security Agreement or the Notes.

8.5 Compensation and Indemnity.

(a) Company will pay to Trustee from time to time reasonable compensation for Trustee’s services. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. Company will reimburse Trustee upon request for all reasonable out-of-pocket expenses incurred by Trustee. Those expenses will include the reasonable compensation and out-of-pocket expenses of Trustee’s agents and counsel.

(b) Company will indemnify Trustee against any loss, liability or expense incurred by Trustee. The Trustee will notify Company promptly of any claim for which Trustee may seek indemnity. Company shall defend the claim and Trustee shall cooperate in the defense. The Trustee may have separate counsel and Company will pay the reasonable fees and expenses of such counsel.

Company need not pay for any settlement made without Company’s consent, which consent shall not unreasonably be withheld.

(c) Company need not reimburse any expense or indemnify against any loss or liability incurred by Trustee through gross negligence, willful misconduct, or bad faith.

(d) To secure Company’s payment obligations in this Section 8.5, Trustee will have a lien prior to the Notes on all money or property held or collected by Trustee, except any money held in trust to pay principal and interest on any Note(s).

(e) Without prejudice to its rights under this Indenture, when Trustee incurs expenses or renders services after an Event of Default relating to the following, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law when:

(i) Company pursuant to, or within the meaning of, any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against Company in an involuntary case;

(C) consents to the appointment of a Custodian of Company or for all or substantially all of Company’s property; or

(D) makes a general assignment for the benefit of Company’s creditors; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against Company in an involuntary case,

(B) appoints a Custodian of Company or for all or substantially all of Company’s property, or

(C) orders the liquidation of Company, and the order or decree remains unstayed and in effect for sixty (60) days.

8.6 Replacement of Trustee.

(a) A resignation or removal of Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.6.

(b) The Trustee may resign by notifying Company. The Holders of at least sixty six and two thirds percent (66 2/3%) of the principal amount of outstanding Notes may remove Trustee by notifying Trustee and Company. Company may remove Trustee if:

(i) Trustee fails to comply with Section 8.7;

(ii) Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or public officer takes charge of Trustee or its property; or

(iv) Trustee becomes incapable of acting.

(c) If Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Company will promptly appoint a successor Trustee.

(d) If a successor Trustee is not appointed and does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office. If a successor Trustee does not take office within forty-five (45) days after the retiring Trustee resigns or is removed, the retiring Trustee, Company or, subject to Section 6.8, any Holder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If Trustee fails to comply with Section 8.7, any Holder may petition any court of competent jurisdiction for the removal of Trustee and the appointment of a successor Trustee. Within one (1) year after a successor Trustee appointed by Company or a court pursuant to this Section 8.6 takes office, the Holders of sixty six and two thirds percent (66 2/3%) of the principal amount of outstanding Notes may appoint a successor Trustee to replace such successor Trustee.

(f) A successor Trustee will deliver a written acceptance of the appointment to the retiring Trustee and to Company. Upon receipt of the acceptance by Company, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers, and duties of Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee will promptly transfer all property held by that retiring Trustee as Trustee to the successor Trustee, subject to the lien provided for in Section 8.5.

8.7 Successor Trustee by Merger, etc. If Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

ARTICLE IX
SATISFACTION AND DISCHARGE

9.1 Satisfaction and Discharge of Indenture.

(a) This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes expressly provided for herein), and Trustee, on demand of and at expense of Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(i) Either

(A) all Notes theretofore delivered (other than Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Company and thereafter repaid to Company or discharged from such trust, as provided in Section 9.4) have been delivered to Trustee for cancellation; or

(B) all such Notes not theretofore delivered to Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one (1) year, or (iii) are to be called for redemption within one (1) year under arrangements satisfactory to Trustee for the giving of notice of redemption by Trustee in the name, and at the expense, of Company, and Company has deposited or caused to be deposited with Trustee in trust an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(ii) Company has paid or caused to be paid all other sums payable hereunder by Company; and

(iii) Company has delivered to Trustee a certificate of an Officer of Company and a legal opinion from Company counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of Company to the Holders under Section 4.1, to Trustee under Section 8.5, and, if money or U.S. Government Obligations shall have been deposited with Trustee pursuant to Section 9.1(a)(i)(B) of this Section, the obligations of Trustee under Section 9.2 shall survive.

9.2 Application of Trust Funds. The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it (or into which such money and U.S. Government Obligations are reinvested) pursuant to Section 9.1. It shall apply such deposited money and money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal and interest on the Notes. Money and U.S. Government

Obligations so held in trust (a) are not subject to Article XI and (b) are subject to Trustee’s rights under Section 8.5.

9.3 Reinstatement. If Trustee or Paying Agent is unable to apply any money or U.S. Obligations in accordance with Section 9.1 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Company’s obligations under this Indenture and the Notes will be revived and restated as though no deposit had occurred pursuant to this Article IX, until such time as Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1; provided, however, that if Company makes any payment of principal of, or interest on, any Note following the reinstatement of its obligations, Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by Trustee or Paying Agent after payment in full to the Holders.

9.4 Repayment to Company.

(a) The Trustee and Paying Agent shall promptly turn over to Company upon request any excess money or U.S. Government Obligations held by them at any time. All money or U.S. Government Obligations deposited with Trustee pursuant to Section 9.1 (and held by it or a Paying Agent) for the payment of Notes subsequently redeemed or cancelled will be returned to Company upon request.

(b) The Trustee and the Paying Agent shall pay to Company upon request any money held by them for payment of principal or interest that remains unclaimed for two (2) years after the right to such money has matured. After payment to Company, Holders entitled to the money shall look to Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

ARTICLE X
AMENDMENTS

10.1 Without Consent of Holders. Company and Trustee may amend this Indenture or the Notes without the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to comply with Section 4.1; or

(c) to make any change that does not adversely affect the rights of any Holder.

10.2 With Consent of Holders.

(a) Company and Trustee may amend this Indenture with the written consent of the Holders of a majority of the principal amount of outstanding Notes. However, without the consent of each Holder affected, an amendment under this Section may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment;

(ii) reduce the interest on or change the time for payment of interest on the affected Holder’s Note;

(iii) reduce the principal of or extend the fixed maturity of the affected Holder’s Note;

(iv) reduce the premium payable upon the redemption of the affected Holder’s Note or change the time at which the affected Holder’s Note may or will be redeemed;

(v) make the affected Holder’s Note payable in money other than of the type stated in the Note;

(vi) make any change to Section 6.5 or this Section 10.2; or

(vii) make any change to Article XI that adversely affects the rights of any Holder.

(b) The consent of the Holders under this Section will not be necessary to approve the particular form of any proposed amendment, but will be sufficient if that consent approves the substance of that amendment.

(c) An amendment under this Section 10.2 may not make any change that adversely affects the rights under Article XI of any Senior Debt unless the holder(s) of such Senior Debt consent(s) to the change.

10.3 Compliance with Trust Indenture Act and Section 12.3. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect, so long as the Indenture and Notes are subject to the TIA. The Trustee is entitled to, and Company will provide, an opinion of counsel and a certificate of an Officer of Company pursuant to Section 12.3 that Trustee’s execution of any amendment or supplemental indenture is permitted under this Article X.

10.4 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Note will bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if a notation of the consent or waiver is not made on the Note.

(b) Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such

Persons continue to be Holders after such record date. No consent will be valid or effective for more than one hundred twenty (120) days after the record date.

10.5 Notice of Amendment; Notation on or Exchange of Notes.

(a) After any amendment under this Article X becomes effective, Company will mail to the Holders a notice briefly describing that amendment. The failure to give notice to all Holders, or any defect in that notice, will not impair or affect the validity of an amendment under this Article X.

(b) Company or Trustee may place an appropriate notation about an amendment or waiver on any Note issued after the date of that amendment or waiver. Company may issue in exchange for affected Notes new Notes that reflect the amendment or waiver.

10.6 Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects that Trustee’s rights.

ARTICLE XI
SUBORDINATION

11.1 Notes Subordinated to Senior Debt. Except for the rights of Holders to the Collateral described in the Security Agreement, which is a first priority security interest in such Collateral, the rights of Holders to payment of the principal of and interest on the Notes are subordinated to the rights of holders of Senior Debt, to the extent and in the manner provided in this Article XI and the Notes.

11.2 Notes Subordinated in Any Proceeding. If Trustee receives any Distribution in a Proceeding before all Senior Debt is paid in full, then such Distribution will be applied by Trustee in accordance with this Article XI. As used in this Article XI, “Trustee” includes any Paying Agent.

11.3 No Payment on Notes in Certain Circumstances.

(a) Company shall not, directly or indirectly (other than in capital stock of Company) pay any principal of or interest on, redeem, defease or repurchase the Notes except as provided in the Notes.

(b) If any Distribution, payment or deposit to redeem, defease or acquire any of the Notes shall have been received by Trustee at a time when such Distribution was prohibited by the provisions of Section 11.3(a), then, unless such Distribution is no longer prohibited by Section 11.3(a), such Distribution will be received and applied by Trustee for the benefit of the holders of Senior Debt, and will be paid or delivered by Trustee to the holders of Senior Debt for application to the payment of all Senior Debt, pursuant to the terms of the Notes and (i) the Wachovia Agreements, in the case of Wachovia, and (ii) the applicable Senior Debt agreement(s), in the case of other holders of Senior Debt.

11.4 Obligations of Company Unconditional. Nothing in this Indenture is intended to or shall impair, as between Company and the Holders, the obligation of Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same will become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Company, other than the holders of Senior Debt. If Company fails because of this Article XI to pay principal of or interest on a Note on the due date, the failure is still a Default. Upon any Distribution, Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any Distribution for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of Senior Debt and other Debt of Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

11.5 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by Trustee, unless and until Trustee shall have received, no later than three (3) Business Day(s) prior to such payment, written notice thereof from Company or from one or more holders of Senior Debt (or shall have expressly declared in writing actual knowledge of such fact) and, prior to the receipt of any such written notice (or the existence of such declaration), Trustee will be entitled in all respects conclusively to presume that no such fact exists. Unless Trustee shall have received the notice provided for in the preceding sentence or shall have expressly declared in writing actual knowledge of such fact, Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to Company or any of its Affiliates acting as Paying Agent.

11.6 Satisfaction and Discharge. Amounts that are deposited in trust with Trustee pursuant to and in accordance with Article IX and that are not prohibited to be deposited by Section 11.3(a) shall not be subject to this Article XI when so deposited.

11.7 Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt. No right of any holder of any Senior Debt established in this Article XI shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of Company or by any act or failure to act, in good faith, by any such holder, or by any failure by Company to comply with the terms of this Indenture.

11.8 No Fiduciary Duty of Trustee or Holders to Holders of Senior Debt. Neither Trustee nor the Holders owes any fiduciary duty to the holders of Senior Debt. Neither Trustee nor the Holders will be liable to any holder of Senior Debt in the event that Trustee, acting in good faith, shall pay over or distribute to the Holders, Company, or any other Person, any property to which any holders of Senior Debt are entitled by virtue of this Article XI or otherwise. Nothing contained in this Section 11.8 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt.

11.9 Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification. The Trustee’s rights to compensation, reimbursement of expenses and indemnification under Sections 6.7 and 8.5 are not subordinated.

11.10 Exception for Certain Distributions. The rights of holders of Senior Debt under this Article XI do not extend (a) to any Distribution to the extent applied to Trustee’s rights to compensation, reimbursement of expenses or indemnification or (b) to Distributions under any plan approved by the court in any Proceeding.

ARTICLE XII
MISCELLANEOUS

12.1 Notices.

(a) Any notice or communication is duly given if in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery, addressed as follows:

If to Company:

SMF Energy Corporation
200 West Cypress Creek Road, Suite 400
Ft. Lauderdale, Florida 33309
Attn: Richard E. Gathright
Ph: 954-308-4200
Fax: 954-308-4210

If to the Trustee:

American National Bank
3033 East 1st Avenue
Denver, CO 80206
Attention: Colleen Carwin
Ph: (303) 394-5057
Fax: (303) 394-5320

Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

(c) Any notice or communication to a Holder shall be mailed by first-class mail to such Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

(d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

12.2 Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture, the Note or the Securities Purchase Agreement.

12.3 Certificate and Opinion as to Conditions Precedent. Upon any request or application by Company to Trustee to take any action under this Indenture, Company shall furnish to Trustee:

(a) a certificate of an Officer of Company stating that, to the knowledge of such Officer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an opinion of counsel to Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

12.4 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, the Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

12.5 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

12.6 No Recourse Against Others. A director, officer, employee or stockholder, as such, of Company shall not have any liability for any obligations of Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

12.7 Variable Provisions.

(a) Company will initially act as Paying Agent.

(b) The first certificate pursuant to Section 4.3 will be for the fiscal year ending on June 30, 2008.

(c) The depositary institution into which Trustee or Paying Agent deposits any funds held under this Indenture shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee and Paying Agent will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if the obligations of such depositary institution are guaranteed by a Person which could otherwise qualify as such depositary institution hereunder.

12.8 Governing Law. The laws of the State of Delaware shall govern this Indenture, without regard to the conflicts of laws of that state.

12.9 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.10 Effect of Headings, Table of Contents, etc. The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

12.11 Counterparts; Facsimile. This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one agreement. Signatures to this Indenture may be transmitted by facsimile and such transmission shall be deemed to be an original.

12.12 Successors and Assigns. All covenants and agreements of Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor.

12.13 No Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed by their respective duly authorized officers or persons as of the date first set forth above.

COMPANY:

SMF ENERGY CORPORATION

By:

Richard E. Gathright
Chief Executive Officer and President

TRUSTEE:

AMERICAN BANK NATIONAL BANK

By:

Name:
Title:

By:

Name:
Title: